UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 11, 2020

Robert Half International Inc.

(Exact name of registrant as specified in its charter)

Delaware	01-10427	94-1648752
(State or other jurisdiction ofincorporation)	(Commission File Number)	(IRS Employer Identification No.)

2884 Sand Hill Road, Menlo Park, CA	94025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 234-6000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $.001 per Share	RHI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

New Credit Agreement Replacing Previous Credit Agreement

On May 11, 2020, Robert Half International Inc. (the “Company”) entered into a new $100 million credit agreement (the “364-Day Credit Agreement”). This new facility, which matures in May 2021, is an unsecured revolving facility. Borrowings under the 364-Day Credit Agreement will bear interest in accordance with the terms of the borrowing, which typically will be calculated according to the London Interbank Offered Rate plus an applicable margin. The facility’s bookrunner and lead arranger was JPMorgan Chase Bank, N.A., and the initial Lenders were JPMorgan Chase Bank, N.A. and Bank of America, N.A. The 364-Day Credit Agreement replaces the Company’s previous uncommitted $100 million credit facility that expired on March 19, 2020.

The 364-Day Credit Agreement contains customary representations, warranties and affirmative covenants. The 364-Day Credit Agreement also contains customary negative covenants, subject to negotiated exceptions on (i) indebtedness, (ii) liens, (iii) significant corporate changes, (iv) dispositions and (v) restricted payments. The 364-Day Credit Agreement also contains customary events of default, such as payment defaults, bankruptcy and insolvency, the occurrence of a defined change in control, or the failure to observe the negative covenants and certain other covenants related to the operation of the Company’s business.

The above description of the 364-Day Credit Agreement is not complete and is qualified in its entirety by the actual terms of the 364-Day Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Guaranty

On May 11, 2020, Protiviti Inc. (the “Guarantor”) entered into a Guaranty (the “Guaranty”) whereby the Guarantor has agreed to unconditionally guarantee the obligations of the Company under the 364-Day Credit Agreement.

The above description of the Guaranty is not complete and is qualified in its entirety by the actual terms of the Guaranty, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item is included in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit	Description

10.1	Credit Agreement, dated as of May 11, 2020, among the Company, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

10.2	Guaranty, dated May 11, 2020, by Protiviti Inc. in favor of JPMorgan Chase Bank, N.A., as administrative agent.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Robert Half International Inc.

Date: May 15, 2020	By:	/s/ Evelyn Crane-Oliver
	Name:	Evelyn Crane-Oliver
	Title:	Senior Vice President, Secretary and General Counsel